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                                                                      EXHIBIT 11


                             J. RAY MCDERMOTT, S.A.
                            CALCULATION OF EARNINGS
                     PER COMMON AND COMMON EQUIVALENT SHARE
                  FOR THE THREE MONTHS ENDED JUNE 30, 1995 (2)

              (In thousands, except shares and per share amounts)

                           PRIMARY AND FULLY DILUTED



Net Income                                                                               $       3,267

Less Dividend Requirements of Preferred Stocks
  Series A and B                                                                                (2,056)
----------------------------------------------------------------------------------------------------------------

Net Income for primary computation                                                       $       1,211
================================================================================================================

Weighted average number of common
  shares outstanding during the period                                                      38,777,732

Common stock equivalents of stock options
   based on "treasury stock" method                                                            570,661
----------------------------------------------------------------------------------------------------------------

Weighted average number of common
  and common equivalent shares
  outstanding during the period                                                             39,348,393
================================================================================================================

Earnings per common and
    common equivalent share: (1)                                                         $        0.03
================================================================================================================

(1) Earnings per common and common equivalent share assuming full dilution are the same for the period presented.

(2) Earnings per share are not presented for the three months ended June 30, 1994 because JRM was not a separate entity with its own capital structure for that period.





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